                                                                Exhibit 99(A)(2)

                                 NO. 98-CI-04092

ROBERT M. HAAS, SR., et al.                  ss.    IN THE DISTRICT COURT OF
                                             ss.
                Plaintiffs,                  ss.
                                             ss.
MURRAY F. WEISS, et al.                      ss.
                                             ss.
              Plaintiff Intervenors,         ss.
                                             ss.
VS.                                          ss.    BEXAR  COUNTY,  T E X A S
                                             ss.
MARRIOTT INTERNATIONAL,                      ss.
INC., et al.                                 ss.
                                             ss.
                        Defendants.          ss.    285TH   JUDICIAL   DISTRICT


                 CBM I LP PROOF OF CLAIM, ASSIGNMENT AND RELEASE
                 -----------------------------------------------


TO: All persons who: (i) were limited partners in Courtyard by Marriott Limited Partnership ("CBM I LP") on March 9, 2000; or (ii) appeared as Plaintiffs in this Litigation and sold their units in CBM I LP but did not assign their litigation rights against the Defendants, excluding the Palm Intervenors, the Equity Intervenors and Insiders (the "CBM I LP Class").

         ALL PERSONS OR ENTITIES MAKING A CLAIM HEREIN ("CLAIMANTS") ARE URGED TO READ THE NOTICE OF PENDENCY AND SETTLEMENT OF CLASS AND DERIVATIVE ACTION RELATED TO COURTYARD BY MARRIOTT LP AND FINAL APPROVAL HEARING (THE "NOTICE") PREVIOUSLY PROVIDED TO YOU BY COUNSEL TO THE CLASS ACTION PLAINTIFFS IN THE HAAS LITIGATION (AS DEFINED HEREIN), THIS PROOF OF CLAIM, ASSIGNMENT AND RELEASE (THE "PROOF OF CLAIM"), THE PURCHASE OFFER AND CONSENT SOLICITATION RELATING DATED AUGUST 7, 2000 (THE "PURCHASE OFFER AND CONSENT SOLICITATION"), AS AMENDED BY THE SUPPLEMENT THERETO DATED SEPTEMBER 26, 2000 (THE "SUPPLEMENT") AND THE CBM I LP CONSENT FORM (THE "CONSENT FORM"), ALL OF WHICH CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED SETTLEMENT DESCRIBED IN THE SETTLEMENT AGREEMENT DATED MARCH 9, 2000, AS AMENDED ON SEPTEMBER 25, 2000 (AS SO AMENDED, THE "SETTLEMENT AGREEMENT") AND HOW CBM I LP CLASS MEMBERS ARE AFFECTED BY THE SETTLEMENT AGREEMENT. IN ADDITION, COUNSEL TO THE CLASS ACTION PLAINTIFFS IN THE HAAS LITIGATION URGES YOU TO READ THE TAX SUMMARY PREVIOUSLY FURNISHED TO YOU BY SPECIAL TAX COUNSEL, CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS AND MARTIN, TO CBM I LP CLASS MEMBERS.

         IN ORDER TO FACILITATE THE ORDERLY AND PROMPT PROCESSING OF CLAIMS AND THE DISTRIBUTION OF SETTLEMENT AMOUNTS TO CBM I LP CLASS MEMBERS, YOU SHOULD COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRIORITY MAIL TO THE CLAIMS ADMINISTRATOR, GEMISYS CORPORATION ("GEMISYS"), AT THE FOLLOWING ADDRESS:


                               GEMISYS Corporation
            Attention: Marriott Hotel Limited Partnership Litigation
                            7103 South Revere Parkway
                         Englewood, Colorado 80112-9523

         TO TENDER YOUR UNITS, YOUR EXECUTED PROOF OF CLAIM MUST BE RECEIVED BY GEMISYS NO LATER THAN OCTOBER 16, 2000. YOUR FAILURE TO TIMELY DELIVER THIS PROOF OF CLAIM WILL DELAY YOUR RECEIPT OF ANY RECOVERY IN THIS ACTION.

         IN ADDITION, YOUR SHOULD SUBMIT YOUR COMPLETED, DATED AND SIGNED CONSENT FORM TO GEMISYS NO LATER THAN OCTOBER 16, 2000. YOUR FAILURE TO DELIVER THE CONSENT FORM MAY RESULT IN THE SETTLEMENT NOT BEING APPROVED.

         A pre-addressed stamped envelope has been provided for your use to return this Proof of Claim, along with your completed Consent Form, to the above address. In addition, you may fax your completed, dated and signed consent proof of claim and consent form to GEMISYS at facsimile no. (303) 705-6171. In order for consent forms transmitted via facsimile to be valid, you must fax the entire consent form to GEMISYS.

         ALL TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE SETTLEMENT AGREEMENT.

                    PLEASE READ THIS PROOF OF CLAIM CAREFULLY
                 TYPE OR PRINT THE INFORMATION REQUESTED HEREIN
                 ----------------------------------------------


I.       SUBMISSION TO JURISDICTION OF THE COURT:
         ----------------------------------------

         By submitting this Proof of Claim, I state that I believe in good faith that I am a CBM I LP Class Member as defined in the Notice, or am authorized to act for such person or entity; and that I desire to participate in the Settlement described in the Notice and believe that I am entitled to do so.

         I, and the person or entity I represent, if any, understand that I am subject to the jurisdiction of the 285th Judicial District Court of Bexar County, Texas, for purposes of this claim, and will be bound by and subject to the judgments and orders of the Court in the action styled: Robert M. Haas, Sr., et al. v. Marriott International, Inc., et al. (the "Haas Litigation"), and will furnish additional information or proof with respect to this Proof of Claim if required to do so.

         I have read and understand the contents of the Notice and the Purchase Offer and Consent Solicitation previously furnished to me, and the Supplement accompanying this Proof of Claim, and further understand that reference is made in this Proof of Claim to the Settlement, the Notice and the Purchase Offer and Consent Solicitation and the Supplement thereto for the matters described and the terms defined therein. I further agree and understand that if the Settlement is approved by the Court and becomes effective, all claims against the Released Persons (as defined herein) which have been or could have been asserted by me or on my behalf relating to the subject matter of the Haas Litigation will be satisfied, discharged, and extinguished forever.


II.      ASSIGNMENT OF UNITS TO THE PURCHASER:
         -------------------------------------

         By my signature hereto, the undersigned holder(s) of Unit(s) in CBM I LP (hereinafter, a "Unitholder"), as part of the Settlement and for other good and valuable consideration, hereby assign(s), transfer(s) and convey(s) all my/our Unit(s) in CBM I LP, together with all right, title and interest to such Unit(s), to CBM I Holdings LLC (the "Purchaser") or its designee. The undersigned hereby irrevocably constitute(s) and appoints(s) the Purchaser as my/our attorney in fact to transfer said Unit(s) with full power of substitution in the premises. This assignment will become effective when the Judgment Order approving the Settlement becomes Final.


III.     REPRESENTATIONS AND WARRANTIES:
         ------------------------------

         The undersigned hereby irrevocably appoints Richard A. Burton and Christopher G. Townsend and each of them, in their respective capacities as officers of the Purchaser, as the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Units tendered by the undersigned and accepted for payment by the Purchaser and with respect to any and all other Units or other securities or rights issued or issuable in respect of such Units on or after the date of this Proof of Claim. All such proxies shall be considered coupled with an interest in the tendered Units. This appointment will become effective when the Judgment Order rendered by the Court becomes Final. Upon such acceptance for payment, all prior proxies given by the undersigned with respect to such Units or other securities or rights will, without further action, be revoked, and no subsequent proxies may be given (and, if given, will not be deemed effective) by the undersigned. The designees of the Purchaser will, with respect to such Units and other securities or rights, be empowered to exercise all voting and other rights of the undersigned as the designees, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Unitholders, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately after the Judgment Order rendered by the Court becomes Final, upon the Purchaser's acceptance for payment of such Units, the Purchaser must be able to exercise full voting and other rights with respect to such Units and other securities or rights including voting at any meeting of Unitholders then scheduled or acting by written consent. In addition, by executing this Proof of Claim, the undersigned agrees promptly to remit and transfer to GEMISYS for the account of the Purchaser any and all cash dividends, distributions, rights, other Units and other securities issued or issuable in respect thereof following the entry by the Court of a Judgment Order (assuming there is no appeal of the Judgment Order) or, in the event of an appeal, the date that the Judgment Order becomes Final, accompanied by appropriate documentation of transfer. The undersigned further acknowledges and agrees that pending such remittance or appropriate assurance thereof, the Purchaser shall be entitled to all rights and privileges as owner of any such other Units or other securities or property and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Units tendered hereby (and any and all other Units or other securities issued or issuable in respect thereof on or after August 2, 2000) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by GEMISYS or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby (and all such other Units or securities).

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Purchase Offer and Consent Solicitation and the Supplement, this tender is irrevocable.

         The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Purchase Offer and Consent Solicitation under the heading "The Purchase Offer--Procedures for Accepting the Purchase Offer and Tendering Units" and the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation and the Supplement thereto.

         The check for the purchase price of all Units purchased will be issued in the name(s) of the registered holder(s) appearing below under "Description of Units Tendered." Unless otherwise indicated, the check for the purchase price of all Units purchased (and accompanying documents, as appropriate) will be mailed to the address(es) of the registered holder(s) appearing below under "Description of Units Tendered." The undersigned recognizes that the Purchaser has no obligation to transfer any Units from the name of the registered holder(s) thereof.


IV.      RELEASE:
         --------

         My signature hereto constitutes a full and complete release, relinquishment and discharge by me, or if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate, trust, or one or more other persons or entities, by it, him, her or them, and by my, its, his, hers or their trustees, shareholders, parents, affiliates, subsidiaries, general or limited partners, and the respective executors, administrators, predecessors, successors, affiliates and assigns of any of the above-referenced persons or entities, of:

(i) each and all of the Defendants in the Haas Litigation, namely Host Marriott Corporation, Marriott International, Inc., CBM One LLC (successor by merger to CBM One Corporation), CBM Two LLC (successor by merger to CBM Two Corporation), Host International, Inc., Courtyard by Marriott Limited Partnership, Courtyard by Marriott II Limited Partnership, RIBM One LLC (successor by merger to RIBM One Corporation), RIBM Two LLC (successor by merger to Marriott RIBM Two Corporation), Residence Inn by Marriott, Inc., FIBM One LLC (successor by merger to Marriott FIBM One Corporation), Fairfield FMC Corporation, Inc., HMC Desert LLC (successor by merger to Marriott Desert Springs Corporation), Marriott Desert Springs Development Corporation, Marriott Hotel Services, Inc., HMC Atlanta LLC (successor by merger to Marriott Marquis Corporation), Marriott Hotels, Inc., Courtyard Management Corporation and J.W. Marriott, Jr., together with their predecessors, successors, parents, subsidiaries, divisions, affiliates and related entities (collectively, the "Defendants"); (ii) each of the Defendants' respective past or present directors, officers, employees, partners, members, principals, trustees, agents, servants, appraisers, including, but not limited to, Stephen Rushmore and Hospitality Valuation Services, Inc., underwriters, issuers, shareholders, insurers, co-insurers, reinsurers, independent contractors, controlling shareholders, wholesalers, resellers, distributors, retailers, attorneys, accountants, auditors, consultants, investment bankers, advisors, personal representatives, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, associates, and related or affiliated entities; and (iii) any members of any the foregoing persons' immediate families, or any trust of which any of the foregoing persons is the settlor or which is for the benefit of any of the foregoing persons and/or member(s) of his or her family (the individuals and entities named in this Section IV, being herein collectively referred to as the "Released Persons") from:

         (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialties, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE SS. 15.01, ET SEQ., the TEXAS BUSINESS CORPORATION ACT, the TEXAS PARTNERSHIP ACT, the TEXAS LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. SS.SS. 77k, 77o; and the SECURITIES EXCHANGE ACT OF 1934, 15 U.S.C.A. SS.SS. 78b, 78t, 17 C.F.R. SS. 240.10b-5; whether arising under or out of any SALe, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively, the "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by CBM I LP, as described more fully in the CBM I LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of CBM I LP, including, but not limited to, the calculation and payment of all partner and partnership distributions, including the Cash Available for Distribution from the execution of the Settlement Agreement to the entry of the Judgment Order, or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of CBM I LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of CBM I LP and/or any Hotel; the use of cash derived from the management or operations of CBM I LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning CBM I LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (4) any matter or thing done, omitted or suffered to be done relating to CBM I LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code; and

         (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, real estate investment trust or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates (all Claims referred to in this Section IV are herein collectively referred to as the "Released Claims").

         Nothing in this Release is intended to release, waive, or alter the ability of any settling party to assert any claim arising under the Settlement Agreement.


V.       DOCUMENTATION REQUIRED:
         -----------------------

         A. The information contained in this Proof of Claim is subject to verification. You must cooperate in any such verification process.

         B. If you are signing this Proof of Claim in a representative capacity, you must submit proof of your current authority to act for a CBM I LP Class Member in such capacity.

         C. To prevent federal income tax withholding on the amounts payable to you pursuant to the Settlement, you must complete, execute and return with this Proof of Claim the Certificate of Non-Foreign Status attached hereto as part of Annex A.

VI.      IDENTIFY YOUR OWNERSHIP INTEREST IN CBM I LP:
         ---------------------------------------------

_____ Individual Claimant: I am acting in my own interest as an owner of a unit of limited partnership interest in CBM I LP (a "Unit"), half-Unit or other fractional Unit.

_____ Joint Claimant: We are claimants jointly. (All joint owners must complete and sign this form if the Unit, half-Unit or other fractional Unit is jointly owned).

_____ Partnership Claimant: I am authorized to make this claim on behalf of the Partnership.

_____ Corporate Claimant: I am authorized to make this claim on behalf of the Corporation.

_____ Decedent's Estate Claimant: I am the executor or administrator of the estate of ___________________________________ (deceased) whose last address was
         _________________________________________________________________.
         (Attach a copy of the proof of current authority to act. See Instruction 4).

_____    Custodial or Guardian Claimant: I am the custodian or guardian for
         _________________________________________ whose address is
         _________________________________________________________________.
         (Attach a copy of proof of the current authority to act. See Instruction 4).

_____ Broker, Agent, Fiduciary or Attorney: I am a broker, agent, fiduciary or attorney for claimant. (Attach a power of attorney or copy of other proof of current authority to act. See Instruction 4).

_____ Trustee: I am a Trustee for Claimant. (Attach a power of attorney or copy of other proof of current authority to act as a Trustee. See Instruction 4).

VII.     DESCRIPTION OF UNITS TENDERED:
         -----------------------------

------------------------------------------------------------ ---------------------------------------------------------
      Name(s) and Address(es) of Registered Holder(s)                        Number of Units Tendered
(Please fill in, if blank, exactly as name(s) appear(s) on            (Attach additional list, if necessary)
                transfer books of CBM I LP)
------------------------------------------------------------ ---------------------------- ----------------------------
                                                                    Total Number                Number of Units
                                                                   of Units Owned                  Tendered
------------------------------------------------------------ ---------------------------- ----------------------------
------------------------------------------------------------ ---------------------------- ----------------------------

------------------------------------------------------------ ---------------------------- ----------------------------

------------------------------------------------------------ ---------------------------- ----------------------------

------------------------------------------------------------ ---------------------------- ----------------------------

------------------------------------------------------------ ---------------------------- ----------------------------

VIII.    CERTIFICATION UNDER PENALTY OF PERJURY:
         --------------------------------------

         Each Claimant signing this Proof of Claim represents that such Claimant is authorized to execute and deliver this Proof of Claim and is not a person or entity excluded from the CBM I LP Class as defined in the Notice.

         I (we) declare under the penalties of perjury that I am (we are) the Claimant(s), or that I am (we are) authorized in writing to make this claim on behalf of Claimant(s). I (we) also declare under the penalties of perjury that all the information provided herein is true, complete and correct. I (we) further declare, under the penalties of perjury, that this Proof of Claim was executed by me (us) as my (our) free and voluntary act and deed, after having it fully explained to me and/or after having read it, the Notice, the Purchase Offer and Consent Solicitation, the Supplement and the Consent Form completely and having fully understood their contents, and after realizing the effect to be a full and final release and discharge of the Released Persons from the Released Claims, and a complete and total assignment and transfer of the Units I (we) own in CBM I LP to the Purchaser or its designee; that I (we) have entered into this Proof of Claim relying solely on my own independent analysis, beliefs and judgment, that I (we) expressly waive, disclaim, abandon and relinquish any reliance (actual, perceived or otherwise) on any Defendant, and that I (we) assume the full risk of discovery of any facts, legal issues, events or allegations of any type; and that this Proof of Claim was executed by me (us) without any threat, force, duress, or reliance upon any representation of any kind made by any person whomsoever, except as set forth herein and in the Notice.

         EVEN IF YOU FAIL TO TIMELY SUBMIT A PROOF OF CLAIM, YOU WILL BE BOUND BY ANY ORDERS AND JUDGMENTS ENTERED IN THIS CASE, UNLESS YOU ELECT TO "OPT OUT" OF THE SETTLEMENT BY FOLLOWING THE PROCEDURES SET FORTH IN THE NOTICE AND THE SUPPLEMENT. UNLESS YOU OPT OUT OF THE SETTLEMENT, YOU WILL FURTHER BE DEEMED TO HAVE RELEASED THE RELEASED CLAIMS AGAINST THE RELEASED PERSONS AND TO HAVE ASSIGNED, TRANSFERRED AND CONVEYED TO THE PURCHASER OR ITS DESIGNEE YOUR UNIT(S), BY VIRTUE OF THE ORDERS AND JUDGMENTS ENTERED IN THIS CASE.



[ATTACH LABEL HERE]
(leave adequate space for label)





------------------------------------------------------------------------------
PLEASE SIGN THIS DOCUMENT IN THE MANNER YOUR NAME(S) APPEAR(S) ON THE LABEL AFFIXED ABOVE.

                                    IMPORTANT
               UNITHOLDER: SIGN HERE AND COMPLETE THE CERTIFICATE
                        OF NON-FOREIGN STATUS IN ANNEX A

------------------------------------------------------------------------------


------------------------------------------------------------------------------
                            Signature(s) of Owner(s)

Dated: ______________, 2000

Name(s):______________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Capacity (full title):________________________________________________________
                               (See Instruction 4)

Address:______________________________________________________________________


------------------------------------------------------------------------------
                               (Include Zip Code)

Daytime Area Code and
Telephone Number: _____________________________________________________________


Taxpayer Identification Number:________________________________________________

(Must be signed by registered holder(s) or person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

                                  INSTRUCTIONS
   Forming Part of the Terms and Conditions of the Purchase Offer and Consent
      Solicitation, as amended and supplemented by the Supplement thereto.

         1. Requirements of Tender. This Proof of Claim (or a facsimile hereof),
            ----------------------
properly completed and duly executed and any other documents required by this Proof of Claim, must be received by GEMISYS at its address set forth herein on or prior to October 16, 2000.

         The method of delivery of this Proof of Claim and all other required documents is at the option and sole risk of the tendering Unitholder and the delivery will be deemed made only when actually received by GEMISYS. In all cases, sufficient time should be allowed to ensure timely delivery.

         No alternative, conditional or contingent tenders will be accepted and no fractional Units, other than half-Units previously issued and outstanding, will be purchased. All tendering Unitholders, by execution of this Proof of Claim (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Units for payment.

         2. Inadequate Space. If the space provided herein under "Description of
            ----------------
Units Tendered" is inadequate, the number of Units should be listed on a separate signed schedule attached hereto.

         3. Partial Tenders. If fewer than all the Units held by a Unitholder
            ---------------
are to be tendered hereby, fill in the number of Units which are to be tendered in the box entitled "Number of Units Tendered" as appropriate.

         4. Signatures on Proof of Claim and Endorsements. If this Proof of
            ---------------------------------------------
Claim is signed by the registered holder(s) of the Units tendered hereby, the signature(s) must correspond with the name(s) as written on the transfer books of the Partnership without any change whatsoever.

         If any of the Units tendered hereby are owned of record by two or more joint owners, all such owners must sign this Proof of Claim.

         If any of the tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Proofs of Claim as there are different registrations.

         If this Proof of Claim is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of such person's authority so to act must be submitted.

         5. Transfer Taxes. Except as set forth in this Instruction 5, the
            --------------
Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Units to it or its order, pursuant to the Purchase Offer. If, however, payment of the purchase price is to be made to, or if tendered Units are registered in the name of, any person other than the person(s) signing this Proof of Claim, the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

         6. Requests for Assistance or Additional Copies. You may direct
            --------------------------------------------
questions and requests for assistance relating to the completion of this Proof of Claim to GEMISYS, telephone number (800) 326-8222. Requests for additional copies of the Notice, Purchase Offer and Consent Solicitation, the Supplement, this Proof of Claim and other related materials may be directed to GEMISYS or brokers, dealers, commercial banks and trust companies and such materials will be furnished at the Purchaser's expense. You are encouraged to call David Berg or Jim Moriarty, counsel to the class action plaintiffs, if you have questions regarding the terms of the Settlement. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700. In addition, you may call Andrea Morehouse Jacob at Host Marriott, L.P. at (301) 380-1735.


         7. Waiver of Conditions. Certain of the conditions of the Purchase
            --------------------
Offer may be waived by the Purchaser, in whole or in part, to the extent set forth in the Purchase Offer and Consent Solicitation.

         8. Certification Regarding Non-Foreign Status. To comply with the
            ------------------------------------------
Foreign Investment in U.S. Real Property Act of 1980 ("FIRPTA"), ten percent (10%) of the amount realized by you with regard to the disposition of your Units pursuant to the Settlement may be required to be withheld unless you complete, execute and return to GEMISYS the appropriate Certificate of Non-Foreign Status (depending on whether you are an individual or an entity) included in this Proof of Claim. Because uncertainty exists as to the correct allocation of the amount received by a CBM I LP Class Member who does not affirmatively opt out of the Settlement between the amount received in settlement of the Haas Litigation and the amount received in exchange for the CBM I LP Class Member's Units, solely for purposes of determining any amounts required to be withheld, the "amount realized" by such a CBM I LP Class Member will be treated as the sum of (1) the amount of $134,130 per Unit (or a pro rata portion thereof) plus (2) the CBM I LP Class Member's share of CBM I LP's nonrecourse liabilities immediately prior to the disposition of his Units. The "amount realized" by a CBM I LP Class Member who affirmatively "opts out" of the Settlement will be treated as the sum of (a) the cash amount received for his Units pursuant to the Settlement (which will be deemed to include any amount owed by the CBM I LP Class Member on the original purchase price of his Units), plus (b) the CBM I LP Class Member's share of CBM I LP's nonrecourse liabilities immediately prior to the disposition of his Units.

         Even if you do not return the rest of this Proof of Claim or even if you elect to opt out of the Settlement by following the procedures set forth in the Notice, you should still complete and return to GEMISYS the Certificate of Non-Foreign Status to avoid the application of withholding to payments made to you pursuant to the Settlement. Please review the enclosed guidelines regarding taxpayer identification number for information regarding the correct taxpayer identification number to use.

         IMPORTANT: IN ORDER TO RECEIVE PROMPT PAYMENT, THIS PROOF OF CLAIM (OR FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY GEMISYS, ON OR PRIOR TO NOVEMBER 18, 2000.

                                                                         ANNEX A
                                                                         -------

                     FILL IN THIS PAGE ONLY IF THE OWNER OF
               COURTYARD BY MARRIOTT I LP UNIT(S) IS AN INDIVIDUAL


                        CERTIFICATE OF NON-FOREIGN STATUS
                                 for Individuals

         To inform you that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by me in connection with the purchase by the Purchaser of outstanding units of limited partnership interest ("Units") in Courtyard by Marriott Limited Partnership ("CBM I LP") or the acquisition of Units pursuant to the merger of CBM Acquisition L.P., an affiliate of the Purchaser, with and into CBM I LP, with CBM I LP surviving, in connection with the settlement of certain claims described in that certain Settlement Agreement, dated as of March 9, 2000, as amended (the "Settlement Agreement"), I, the undersigned, hereby certify the following:

         1. I am not a nonresident alien for purposes of U.S. income taxation;

         2. My U.S. taxpayer identifying number (Social Security Number) is: _________________________ ; and

         3.       My current home address is as follows: _____________________
                  ____________________________________________________________


         I hereby agree that if I become a nonresident alien prior to the date that I receive any payment in respect of the Settlement Agreement, (i) I will notify GEMISYS, at 7103 South Revere Parkway, Englewood, Colorado 80112 (Attention: Courtyard by Marriott Limited Partnership Litigation), and (ii) I hereby authorize the withholding of ten percent (10%) of the "amount realized" (as such term is defined in Section 1001 of the Internal Revenue Code) by me in connection with the Settlement Agreement. I understand that this certification may be disclosed to the Internal Revenue Service and that any false statement I have made here could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

         SIGNATURE _______________________           DATE__________________

         PRINT NAME ______________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN WITHHOLDING OF 10 PERCENT OF THE AMOUNT REALIZED BY YOU IN CONNECTION WITH THE SETTLEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES REGARDING TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

                     FILL IN THIS PAGE ONLY IF THE OWNER OF
                 COURTYARD BY MARRIOTT I LP UNIT(S) IS AN ENTITY

                        CERTIFICATE OF NON-FOREIGN STATUS
                                  for Entities

         To inform you that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by ______________________________ (the "Owner") in connection with the purchase by the Purchaser of outstanding units of limited partnership interest ("Units") in Courtyard by Marriott Limited Partnership ("CBM I LP") or the acquisition of Units pursuant to the merger of CBM Acquisition L.P., an affiliate of the Purchaser, with and into CBM I LP, with CBM I LP surviving, in connection with the settlement of certain claims described in that certain Settlement Agreement, dated as of March 9, 2000, as amended (the "Settlement Agreement"), the undersigned hereby certifies the following on behalf of Owner.

         1. Owner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.       Owner's U.S. employer identifying number is ______; and

         3.       Owner's office address is:______________________________
                  ------------------------------------------------------------.

Owner hereby agrees that if Owner becomes a foreign person prior to the date any payment in respect of the Settlement Agreement is received by Owner, (i) Owner will notify GEMISYS, at 7103 South Revere Parkway, Englewood, Colorado 80112 (Attention: Courtyard by Marriott Limited Partnership Litigation), and (ii) Owner hereby authorizes the withholding of ten percent (10%) of the "amount realized" (as such term is defined in Section 1001 of the Internal Revenue Code) by Owner in connection with the Settlement Agreement. Owner understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made here could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Owner.

         SIGNATURE __________________________________        DATE_____________

         PRINT NAME _________________________________

         TITLE ______________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 10 PERCENT OF THE AMOUNT REALIZED BY YOU IN CONNECTION WITH THE SETTLEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES REGARDING TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

               GUIDELINES REGARDING TAXPAYER IDENTIFICATION NUMBER


         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


------------------------------------------------------------ ---------------------------------------------------------
                                                                                GIVE THE NAME AND
                                                                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                          NUMBER OF--
------------------------------------------------------------ ---------------------------------------------------------
1.   An individual's account                                 The individual
2.   Two or more individuals (joint account)                 The actual  owner of the account or, if combined  funds,
                                                             the first individual on the account (1)
3.   Husband and wife (joint account)                        The  actual  owner of the  account  or, if joint  funds,
                                                             either person (1)
4.   Custodian  account of a minor  (Uniform Gift to Minors  The minor (2)
     Act)
5.   Adult and minor (joint account)                         The adult or, if the minor is the only contributor,  the
                                                             minor (1)
6.   Account in the name of  guardian  or  committee  for a  The ward, minor or incompetent person (3)
     designated ward, minor, or incompetent person
7.   a.  The  usual   revocable   savings   trust   account  The grantor- trustee (1)
         (grantor is also trustee)
     b.  So-called  trust  account  that is not a legal  or  The actual owner (1)
         valid trust under State law
8.   Sole proprietorship account                             The owner (4)
------------------------------------------------------------ ---------------------------------------------------------
                                                                                GIVE THE EMPLOYER
                                                                                  IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                                          NUMBER OF--
------------------------------------------------------------ ---------------------------------------------------------
9.    A valid trust, estate, or pension trust                The legal entity (Do not furnish the identifying  number
                                                             of the  personal  representative  or trustee  unless the
                                                             legal  entity  itself is not  designated  in the account
                                                             title) (5)
------------------------------------------------------------
10.   Corporate account                                      The corporation
------------------------------------------------------------
11.   Religious,  charitable,  or educational  organization  The organization account
------------------------------------------------------------
12.   Partnership account held in the name of the business   The partnership
------------------------------------------------------------
13.   Association, club, or other tax-exempt organization    The organization
------------------------------------------------------------
14.   A broker or registered nominee                         The broker or nominee
------------------------------------------------------------

--------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2)      Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.